Exhibit 10.14


                                      LEASE



Date: April 3, 1995                                                Lease No. 317


Lessor:
APPLIED TELECOMMUNICATIONS
TECHNOLOGIES, INC.
20 William Street
Wellesley, MA 02181
Attn:    Susanne O'Donnell
(617) 239-7600 Phone (617) 239-0377 Fax

Lessee:
FiveCom, Inc.
391 Totten Pond Road
Waltham, MA 02154
Attention:Victor Colantonio
Phone:  617/890-6868


Equipment Location: See Schedule B

County: Middlesex                           Federal ID  No.04-3056279

Equipment: See Schedule B                   Capitalized
                                            Lessor's Cost: $500,000.00

Primary Term:                               Basic Rent:

PRIMARY TERM                                BASIC RENT PER MONTH: $13,269.99
COMMENCEMENT DATE:                          excepting the final payment of Basic
May 1, 1995                                 Rent, which is $38,269.99

PRIMARY TERM
EXPIRATION DATE: April 30, 1999

PAYMENT DATES:

BASIC RENT PAYMENT DATES: The 1st day of each month, beginning with May 1, 1995.


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         1. DEFINITIONS AND RULES OF CONSTRUCTION. Unless the context shall otherwise require, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings specified in Schedule A attached hereto, which is hereby incorporated by reference.

         2. LEASE. Lessee hereby agrees to lease from the Lessor, and Lessor, by acceptance of this Lease, agrees to lease to Lessee, the Equipment. Lessee agrees that it shall, pursuant to the terms hereof, comply with all of the terms and conditions herein.

         3. TERM AND RENT; OBLIGATIONS UNCONDITIONAL. (a) The Equipment is leased for the Interim Term and the Primary Term, unless and until the Term of this Lease shall sooner expire pursuant to the terms hereof. The Interim Term shall commence on the date of acceptance of such Equipment as evidenced by Lessee's Indemnification and Installation Certificate as provided in Section 9 hereof and shall expire at midnight on the date that is one calendar day prior to the Primary Term Commencement Date. The Primary Term shall commence at 12:01 a.m. and expire at midnight on the dates set forth on the cover page hereof as the "Primary Term Commencement Date" and the "Primary Term Expiration Date," respectively.

                  (b) Lessee shall pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, (i) as fixed rent for the Equipment during the Interim Term, the Basic Rent Per Day multiplied by number of calendar days (full or partial) in the Interim Term on the first Basic Rent Payment Date and (ii) as fixed rent for the Equipment during the Primary Term, (A) the Basic Rent Per Month on each Basic Rent Payment Date and (B), on the final Basic Rent Payment Date, an amount equal to five percent (5% ) of the Capitalized Lessor's Cost of the Equipment; provided, however, that if the first Basic Rent Payment Date is also the Primary Term Commencement Date, Lessee shall pay all Basic Rent Per Day and the first installment of Basic Rent Per Month on the date that the Lessee delivers its Indemnification and Installation Certificate. All payments of Basic Rent shall be made by wire transfer to Lessor's account as set forth in Schedule D attached hereto, which is hereby incorporated by reference, or at such other address or to such other Person and in such other manner as Lessor, from time to time, may designate. Each payment of Basic Rent shall be apportioned between the Equipment Expense and the Amortization Expense for the Equipment as specified in Schedule E, which schedule is hereby incorporated by reference.

                  (c) Lessee shall also pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, all Supplemental Rent. Supplemental Rent shall be paid when due or on demand if there is no due date therefor. If Lessee shall fail to pay any Supplemental Rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies for reimbursement from Lessee with respect thereto as are provided herein (including, without limitation, Sections 14 and 15 hereof) or by Law in the case of non-payment of Basic Rent. Lessee shall also pay to Lessor the Excess Use Fee on all overdue Rent from the due date


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                                      - 3 -


thereof until paid. Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Rent when due, without further notice or demand.

                  (d) This Lease is a net lease and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent and other sums payable hereunder, and the rights of Lessor in and to such payments, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due to or alleged to be due to, or by reason of, any past, present or future claims that Lessee may have against Lessor, any Transferee, the manufacturer or Supplier of the Equipment or any Person for any reason whatsoever.

         4. PERSONAL PROPERTY; SECURITY INTEREST AND LIENS.

                  (a) Lessee covenants and agrees that the Equipment is, and shall at all times be and remain, personal or movable property. If requested by Lessor, Lessee shall obtain prior to delivery of any item of Equipment or at any other time reasonably requested by Lessor, a certificate in form satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment may be located waiving any claim with respect to the Equipment.

                  (b) During the Term of this Lease and until (i) Lessee acquires such Equipment pursuant to Section 19 hereof or (ii) Lessee returns the Equipment to Lessor in compliance with Section 17 hereof, Lessor shall retain title to such Equipment; provided, however, that Lessee and Lessor acknowledge that transactions documented hereunder shall not constitute a "lease" or a "true lease," and instead shall constitute a "lease intended as security," or "security interest," as the case may be, under Applicable Law (including under Section 1-201(37) of the UCC). In furtherance thereof, in order to secure the prompt payment and performance as and when due of all of Lessee's obligations hereunder, Lessee hereby grants to Lessor security interest in the Equipment leased hereunder and all replacements, substitutions, accessions thereto, and proceeds (cash and non-cash) thereof, including the proceeds of all insurance policies on the Equipment. Lessee agrees that, with respect to the Equipment, Lessor shall have all of the rights and remedies of a secured party under the UCC. Lessee may not dispose of any of the Equipment except to the extent expressly provided herein.

                  (c) Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of the Equipment, title thereto or any interest therein, except Permitted Liens. Lessee shall notify Lessor immediately in writing upon receipt of notice of any Lien affecting the Equipment in whole or in part, and shall, at its own cost and expense, defend Lessor's title therein and Lessor's first priority security interest with respect thereto against all Persons holding or claiming to hold such a Lien on the Equipment; and any losses, expenses or costs suffered by Lessor as a result thereof shall be covered by the Lessee's indemnity in Section 18 hereof.



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                                      - 4 -


                  (d) Lessee shall not move any tangible Equipment or permit any tangible Equipment to be moved from the address set forth on the cover page hereof without Lessor's prior written consent; provided, however, that in no event shall any Equipment be moved to any location outside the United States of America or to any jurisdiction within the United States of America that has not adopted the UCC.

         5. INSTALLATION, DEINSTALLATION, MAINTENANCE AND REPAIR. At all times during the Term of this Lease, Lessee shall be solely responsible, at its own expense, for the delivery, installation, maintenance, repair, use, possession, operation, storage, deinstallation, and drayage of the Equipment by a party acceptable to Lessor, and shall keep the Equipment in good repair, condition and working order, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good repair, condition and working order, all at the expense of Lessee. Lessee shall not make any alterations or additions to the Equipment without the prior written consent of Lessor. All parts furnished and all additions made to and all substitutions and replacements for the Equipment shall immediately upon the installation thereof be deemed part of the Equipment and become the property of Lessor subject to the terms of this Lease. At all times during the Term of this Lease, Lessee shall maintain at its own cost and expense in effect a comprehensive maintenance and servicing agreement with respect to each item of the Equipment with the manufacturer or Supplier thereof or such other party as may be acceptable to Lessor. Lessor shall be entitled to inspect the Equipment at the location thereof during normal business hours.

         6. USE. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all Applicable Laws and insurance and/or maintenance requirements. Lessee shall not use the Equipment for any purpose other than that for which it was designed. Lessor shall have the right to remove the Equipment from the premises where located if the Equipment is, in the sole discretion of Lessor, used beyond its capacity or in any manner improperly cared for or abused.

         7 QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing hereunder and subject to Section 6 hereof Lessor warrants peaceful and quiet use and enjoyment of the Equipment by Lessee against acts of Lessor.

         8. ACCEPTANCE, WARRANTIES, LIMITATION OF LIABILITY. LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT: THE EQUIPMENT, AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO, ARE BEING CONVEYED AND DELIVERED TO LESSEE "AS IS" AND "WHERE IS" WITHOUT ANY RECOURSE TO LESSOR AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT THERETO, EITHER EXPRESS OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING (A) ANY EXPRESS OR IMPLIED WARRANTIES,


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                                      - 5 -


GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF, ARISING FROM OR IN (1) MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (2) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) QUALITY OF WORKMANSHIP OR THE PROVISIONS OF ANY SUPPLY CONTRACT WITH SUPPLIER OR (4) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR UNDER THE UCC OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING TITLE THERETO (INCLUDING ANY WARRANTY OF GOOD OR MARKETABLE TITLE OR FREEDOM FROM LIENS), FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW AND (B) ALL OBLIGATIONS, LIABILITY, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE OR LESSOR TO ANY THIRD PARTY, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (AS SUCH TERMS ARE USED IN SECTION 2-719(3) OF THE UCC, OR OTHER APPLICABLE LAW); all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee acknowledges and agrees that the Equipment has been selected by Lessee on the basis of its own judgment, and Lessee has not asked for, been given or relied upon the skill or opinion of, or any statements, representations, guaranties or warranties by, Lessor or its agents or representatives in relation thereto. Lessee understands and acknowledges that Lessor is not in the business of manufacturing, assembling or supplying Equipment or otherwise in the business of being a vendor but is instead providing financial accommodations, including lease financing. Lessee has examined the Equipment and delivered to Lessor its Indemnification and Installation Certificate therefor. The Equipment is not to be used, and is not being acquired hereby, for use in any respect for Lessee's or any other Person's personal or family purposes and, as such, the Equipment does not constitute "consumer goods" as such term is defined under Applicable Law. Lessor's agreement to enter into this Lease is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein. THE PROVISIONS OF THIS SECTION 8 HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND, EXCEPT FOR THE WARRANTY MADE BY LESSOR IN SECTION 7 HEREOF, ARE INTENDED TO CONSTITUTE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS, GUARANTIES, OBLIGATIONS OR WARRANTIES OF LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT. (LESSEE'S INITIALS VC)

         Lessee agrees that the only representations, warranties, guaranties or indemnities made with respect to the Equipment are those made by the Supplier thereof. Provided that no Default or Event of Default has occurred and is continuing hereunder, Lessor:


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                                      - 6 -


(i) shall cooperate fully with Lessee with respect to the resolution of any claims by Lessee against Supplier with respect to an item of Equipment, in good faith and by appropriate proceedings at Lessee's expense, (ii) subject to the initial proviso of this sentence, hereby assigns to Lessee, for and during the Term of this Lease, any applicable warranties, indemnities or other rights under any Supply Contracts (excluding any refunds or other similar payments reflecting a decrease in the value of any such Equipment, which amount shall be received by and paid to Lessor, for application to Lessee's obligations to pay Rent for such Equipment), and (iii) hereby authorizes Lessee to obtain all services, warranties or amounts from the Supplier of such Equipment to be used to repair such Equipment (and such amounts shall be used by Lessee to repair such Equipment). Lessee understands, acknowledges and agrees that neither Supplier nor its salesmen or agents is an agent of Lessor or authorized to waive, alter or add to any provision of this Lease.

         9. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants for the benefit of Lessor:

                  (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in the jurisdiction(s) where the Equipment will be located and has adequate corporate power to enter into and perform this Lease.

                  (b) This Lease has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding agreement of Lessee, enforceable in accordance with its terms.

                  (c) The entering into and performance of this Lease by Lessee will not violate any Applicable Law or any provision of Lessee's charter or bylaws or result in any breach of, or constitute a default under, or result in the creation of any Lien upon any assets of Lessee, or on the Equipment pursuant to any instrument or Applicable Law to which Lessee is a party or by which it or its assets may be bound.

                  (d) There are no pending or threatened actions or proceedings to which Lessee is a party, or otherwise affecting Lessee, before any Government Authority, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

                  (e) Other than to Lessor, Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.


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                                      - 7 -


                  (f) No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution, delivery or performance by Lessee of, or the consummation by Lessee of the transactions contemplated by, this Lease.

                  (g) With respect to the Equipment, under the Applicable Law of the state(s) in which such Equipment is to be located, such Equipment consists solely of personal property and not fixtures.

                  (h) The financial statements of Lessee that have been provided to Lessor have been prepared in accordance with GAAP, and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

                  (i) The address of Lessee as set forth on the cover page hereof is the chief place of business and chief executive off ice (which terms shall have the meanings ascribed therefor in Article 9 of the UCC) of Lessee; and Lessee does not conduct business under any trade, assumed or fictitious name.

                  (j) With respect to the Equipment, no filing, recordation or registration of any Financing Statement or other document or instrument was or is necessary in order to cause Lessor to have good, valid and enforceable title with respect thereto and, without limiting the generality of the foregoing, upon the last to occur of (1) Lessor's payment of the Total Invoice Cost (or any portion thereof) of any item of Equipment to Lessee or any Supplier as the case may be and (2) the filing of a Financing Statement in the State Filing Office, County Filing Office and, if applicable, the Fixture Filing Office (naming Lessee as debtor and Lessor as secured party and describing such item of Equipment), Lessor will have a valid, perfected, first priority security interest in such item of Equipment pursuant to the UCC and other Applicable Law.

                  (k) For purposes of Federal, state and local income tax laws:
(i) Lessee (and not Lessor or any Transferee) will be treated as the owner of the Equipment; and (ii) all payments made by Lessee to Lessor or any Transferee will constitute returns of capital and/or payments for the use or forbearance of money.

                  (l) Lessee has obtained all Permits necessary to possess and use the Equipment in compliance with and as contemplated by this Lease.

                  (m) If requested by Lessor, Lessee will provide an opinion of counsel and other supporting documents to the foregoing effect and with respect to such other legal matters as Lessor may request.

         10. COVENANTS OF LESSEE. Lessee covenants and agrees as follows:


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                                      - 8 -


                  (a) Lessee will, if requested by Lessor, furnish Lessor (i) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statements of income and retained earnings and cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee; (ii) within sixty (60) days after the end of each quarter of Lessee's fiscal year a balance sheet of Lessee as at the end of such quarter, and the related statement of income and retained earnings and cash flows of Lessee for such quarter, prepared in accordance with GAAP; and (iii) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any.

                  (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and under the other Lease Documents.

                  (c) Lessee shall provide written notice to Lessor: (i) thirty
(30) days prior to any contemplated change in the name or address of Lessee;
(ii) promptly upon the occurrence of any Default or Event of Default; (iii) of the commencement of proceedings under Federal bankruptcy laws or any other insolvency laws (as now or hereafter in effect) involving Lessee or any Person (other than Lessor) holding an interest in the Equipment or related property as the debtor; (iv) promptly upon Lessee becoming aware of (1) any alleged violation of Applicable Law,. or (2) any threatened or actual suspension, revocation or rescission of any Permit necessary for Lessee to be in compliance with the terms hereof; and (v) promptly after any of the Equipment becomes lost, stolen, destroyed, materially damaged or worn out.

                  (d) Lessee shall not attach or incorporate the Equipment to or in any other item of equipment or any realty in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment or realty.

                  (e) Lessee shall cause each principal item of the Equipment to be marked at all times, in a plain, distinct and legible manner, with the name of Lessor or its designee followed by the words "Lessor and Secured Party," or other appropriate words designated by Lessor on labels furnished by Lessor.

                  (f) Lessee will not take any action or suffer any omission that is inconsistent with the representations and warranties of Lessee set forth in Section 9(k), and will (i) refrain from withholding, from payments made by Lessee to Lessor or any Transferee under any Lease Document, any Federal income tax under any section of the Code (including, without limitation, Section 1442) provided that Lessee receives from


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                                      - 9 -


any Transferee that is a foreign corporation (and from Lessor, if Lessor is a foreign corporation) the statement described in Section 881 (c)(2)(B)(ii) of the Code, and (ii) timely file all required information and other returns required under Federal income tax regulations implementing and interpreting Section 881(c) of the Code.

         11. ASSIGNMENT AND TRANSFER. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE WILL NOT ASSIGN ANY OF ITS RIGHTS NOR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANY PERSON BUT LESSEE. No assignment or sublease, whether authorized in this Section 11 or in violation of the terms he root, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder.

                  (b) Lessor and any subsequent Transferee may transfer any or all of their respective rights, obligations, title and/or interest herein, to one or more other Transferees. Lessor shall give prompt written notice to Lessee of such a Transfer, including the name(s) and address(es) of the Transferee(s) pursuant to such Transfer. Lessee hereby acknowledges and agrees that in the event Lessor or such other Transferee has transferred its interest herein (i) no Transferee(s) shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor under the terms of this Lease (other than the covenant of quiet enjoyment specified in Section 7 hereof) and (ii) all notices or other communications shall be given to, and made by, Lessor or its designee.

                  (c) Upon written notice from Lessor of a Transfer of an interest herein, Lessee shall promptly record such Transfer in its books and records, including the name(s) and address(es) of the Transferee(s). Lessee acknowledges and agrees that (i) its failure to record such Transfer within ten
(10) days of delivery of such notice shall be an Event of Default pursuant to
Section 16(a)(ii) hereof and (ii) Lessor's obligations to any Transferee(s) may be secured by Lessor's interest in the Lease and the Equipment.

                  (d) LESSEE HEREBY WAIVES AS AGAINST ANY TRANSFEREE(S) OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR, WHETHER FOR BREACH OF THIS LEASE, BREACH OF WARRANTY OR OTHERWISE.

         12. INSURANCE. At all times during the Term of this Lease, Lessee, at its own expense, shall maintain insurance on each item of the Equipment against all risks and in such amounts as Lessor shall reasonably require with carriers acceptable to Lessor, and shall maintain a loss payable endorsement in favor of Lessor and its successors and assigns affording to Lessor and Its successors and assigns such additional protection as Lessor and its successors and assignees shall reasonably require (such as a breach of Lessee's warranty clause), and Lessee shall maintain public liability and property


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                                     - 10 -


damage insurance with respect to each item of Equipment in amounts satisfactory to Lessor for both personal and property damage. Lessee shall be liable for any deductibles contained in such insurance policies. All such insurance policies shall name Lessor and its successors and Transferees as insureds and shall provide that all amounts payable by reason of loss, theft or damage to the Equipment shall be payable only to Lessor or its designees and that such policies may not be canceled or altered without at least 30 days' prior written notice to Lessor or its successors and Transferees. The Lessee shall furnish the Lessor with certificates or other satisfactory evidence of the maintenance of the insurance required hereunder.

         13. LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss, damage, theft or destruction, partial or complete, whether or not insured against, of the Equipment from any and every cause whatsoever from the date of delivery of the Equipment to Lessee. No loss, damage, theft or destruction of the Equipment or any part thereof shall relieve Lessee of any obligation under this Lease, which shall continue in full force and effect. In the event of loss or damage of any kind to any item of Equipment, Lessee shall promptly notify Lessor of such event and, at Lessor's option, Lessee shall, at its own cost and expense, (i) use all reasonable efforts to place the same in good repair, condition and working order to the satisfaction of Lessor within 30 days of such loss or damage unless Lessor shall determine that such item has been irreparably damaged, in which case Lessor may elect to shorten or terminate said 30-day period, or (ii) replace such Equipment with like equipment in good repair, condition and working order and, upon prior written notice to Lessor, cause such replacement equipment to be delivered to and installed at a location otherwise permitted hereunder and give clear title thereto by appropriate instrument to Lessor, which replacement equipment shall be subject to the terms and conditions hereof, including, without limitation, Section 4(b) hereof. In the event Lessee has fully complied to Lessor's reasonable satisfaction with the requirements of the previous sentence, Lessor shall return to Lessee (without interest) the insurance proceeds, if any, paid to Lessor as a result of such loss or damage under the insurance policies required pursuant to Section 12 hereof. In the event that any item of Equipment shall become subject to a Total Loss, Lessee shall inform the Lessor in writing in regard thereto within thirty
(30) days after such Total Loss and Lessee shall pay to Lessor, in cash, an amount equal to the Stipulated Loss Value thereof as set forth in Schedule C hereto as the case may be; provided, however, that such amount shall be reduced if and to the extent that Lessor or any Transferee has received proceeds from the insurance required to be maintained by Lessee pursuant to Section 12 as a result of such Total Loss, and Lessor agrees that if such insurance proceeds are paid to Lessor after Lessee has paid Stipulated Loss Value in full, Lessor shall reimburse Lessee the proceeds thereof, such reimbursement not to exceed the Stipulated Loss Value amount paid by Lessee related to such Total Loss. Where a single amount for the payment of Basic Rent is set forth on the cover page hereof for more than one item of Equipment, and less than all such items are subject to a Total Loss, such Basic Rent shall be apportioned among such items in accordance with their original list prices, and the Stipulated Loss Value shall be based on such


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                                     - 11 -


apportioned Basic Rent. Upon such payment of Stipulated Loss Value for any item(s) hereunder, this Lease shall terminate with respect to such items(s) and Basic Rent shall thereafter abate proportionately.

         14. TAXES AND FEES. (a) To the extent permitted by Law, Lessee shall file any necessary reports and returns for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnity and hold Lessor harmless from, all Impositions.

                  (b) If any report, return or property listing relating to any Imposition is, by Law, required to be filed by, assessed or billed to or paid by, Lessor, Lessee will do all things required to be done by Lessor (to the extent permitted by Law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects in relation thereto, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof; provided, however, that Lessor hereby unconditionally reserves the right to revoke such authorization and such revocation shall not affect Lessee's indemnity or other obligations under this Lease, including, without limitation, this Section 14 and Section 18 hereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or claim therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor in the Equipment or otherwise hereunder. Provided that no Default or Event of Default has occurred and is then continuing, if Lessor obtains a refund of any Imposition that has been paid (by Lessee, or by Lessor and for which Lessor has been fully reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund actually received. Lessee shall cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and shall, in preparing any report or return required by Law, show the ownership of the Equipment in Lessee, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when the except any Imposition being contested in good faith and by appropriate proceedings (as above provided) for a reasonable period of time, Lessor at its option may do so pursuant to Section 15, in which event the amount so paid shall be payable by Lessee as Supplemental Rent as provided in Section 15.

                  (c) The provisions of this Section 14 shall not apply to any Impositions (i) imposed as a result of any voluntary transfer or disposition by Lessor of all or any portion of its interest in the Equipment pursuant to
Section 11 hereof; (ii) that Lessee is contesting in good faith, by appropriate proceedings and as otherwise permitted pursuant to the provisions of this Lease until the conclusion of such contest; except that Lessee's right to contest any Imposition is conditioned upon the existence of such Imposition during any such contest not causing any material danger, as determined by Lessor in its sole discretion, of the sale, forfeiture or loss of the Equipment; or (iii) imposed on Lessor that are based on or measured by gross or net income (including capital gains taxes, income taxes collected by withholding and taxes on tax preference items), except for (1) amounts payable by Lessee to Lessor or any Transferee under the Lease Documents but not so paid to the extent that such failure to pay constitutes a breach of Lessee's obligations under Sections 9(k) or 10(f) hereof, (2) Lessee's obligation to pay indemnities and reimbursements on an "after-tax basis" and (3) as otherwise expressly provided herein.

         15. LESSEE'S FAILURE TO PAY TAXES, INSURANCE, ETC. Should Lessee fail to make any tax, insurance or other payment or do any act required to be performed by Lessee as herein provided, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation hereunder to make or do the same, and to pay, purchase, contest or compromise any Imposition that in the judgement of Lessor appears to affect the Equipment, and, in exercising any such rights, incur any liability and expend whatever amounts in its absolute discretion Lessor may deem necessary therefor. All sums so incurred or expended by Lessor (including any penalty incurred as a result of Lessee's failure to perform such obligation or make such payment) shall be without demand immediately due and payable by Lessee and shall be payable as Supplemental Rent.

         16. DEFAULT AND REMEDIES. (a) The occurrences of any of the following events shall constitute an Event of Default hereunder, and shall permit Lessor to exercise the remedies provided in Section 16(b) below, including the termination of Lessee's right to possession of the Equipment:

         (i) the nonpayment when due from Lessee of any installment of Rent or any other sum required hereunder to be paid by Lessee which nonpayment is not cured within 60 days;

         (ii) the failure by Lessee to perform any other term, obligation, covenant or condition of this Lease that is not cured within 60 days after such failure;

         (iii) Lessee shall be in default under the terms of any other written agreement with Lessor (or any Transferee) and Lessor (or such Transferee) shall have declared a default and/or begun to exercise remedies thereunder which default is not cured within 60 days;

         (iv) the subjection of a substantial part of Lessee's property or any part of the Equipment to any Lien other than a Permitted Lien which Lien is not removed within 60 days:

         (v) in the event that (A) Lessee shall (1) authorize or agree to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporation, receivership or other similar Law now or hereafter in effect that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) fail generally or admit in writing its inability to pay its debts as they become due, (4) take any corporate action to authorize any of the foregoing or (5) have an involuntary or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect of it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period exceeding 60 days; or (B) an order for relief pursuant' to such applicable debtor/creditor law shall have been entered against Lessee; or

         (vi) if any representation or warranty made by the Lessee herein, or made by the Lessee in any statement or certificate furnished by the Lessee in connection with the execution of this Lease or the delivery of any Items of Equipment hereunder or furnished by the Lessee pursuant hereto, proves untrue in any material respect as of the date of the issuance or making thereof (and Lessee hereby agrees that the falsity of its representation set forth in Section 9(k) would be material);

         (vii) The issuance of any writ or order of attachment or execution or other legal process against any Equipment which is not discharged or satisfied within sixty (60) days;

         (viii) The occurrence of any event or condition described in subsections (iii), (iv), (v) or (vi) hereof with respect to any guarantor or any other party liable, in whole or in part, for performance of any Lessee's obligations under this Lease.

                  (b) Upon the happening of any of the above Events of Default, Lessor may declare this Lease in Default. Such declaration shall be by written notice to Lessee and shall apply to all Equipment leased hereunder. Lessee hereby authorizes Lessor at any time thereafter to enter with or without legal process any premises where the Equipment may be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor an amount that is equal to any unpaid Rent due on or before Lessor has declared this Lease to be in Default plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment (as defined in Schedule C hereto) on the date the Lessor shall declare this Lease in Default (in each case together with any Excess Use Fee related thereto). After Default, as and to the extent requested by Lessor, Lessee shall comply with the provisions of Section 17 of this Lease. Lessor shall be entitled to sell the Equipment at private or public sale within or without the United States, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale, with the privilege of becoming the purchaser thereof; and Lessor shall be entitled to lease, otherwise dispose of or keep idle all or any part of the Equipment, and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment (including, without limitation, reasonable attorneys' fees, costs and disbursements); then, (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums then-payable by Lessee hereunder, including any unpaid Rent; then, (3) any remaining amounts shall be paid to Lessee. Lessee shall pay any deficiency for amounts described in clauses (1) and (2) above forthwith. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing.

         No remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

         17. SURRENDER OF EQUIPMENT. Upon the expiration or earlier termination of this Lease with respect to any item of Equipment. Lessee shall, unless (i) Lessee has paid Lessor in cash the stipulated Loss Value of such Equipment pursuant to Section 13 hereof, (ii) Lessee has acquired such Equipment pursuant to Section 19 hereof or (iii) Lessor has abandoned such Equipment pursuant to
Section 19 hereof, return the same to Lessor in good repair, condition and working order, ordinary wear and tear resulting from permitted use thereof under the terms of this Lease alone excepted, to a location within or outside of the continental United States specified by Lessor. Such Equipment shall be carefully crated and shipped, freight, drayage and reassembly costs prepaid and properly insured, by Lessee, and Lessee shall bear all risk of loss until the Equipment is delivered to Lessor or its designee.

         18. INDEMNITY. Lessee agrees to indemnify, defend, and hold harmless, even if such claims are groundless, false or fraudulent, Lessor, any Transferee and their respective agents and employees, from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or wilful misconduct of Lessor, any Transferee or their respective, agents or employees), by paying (on an after-tax basis) or otherwise , discharging same, when and as such Claims shall become due, including, without limitation, Claims arising on account of (a) this Lease or any other Lease Documents, or (b) the Equipment, or any item or part thereof, including. without limitation, the selection, ordering, acquisition, delivery, installation, return, rejection, abandonment or other disposition of any item of Equipment, the possession, maintenance, leasing, use, condition, ownership, operation or control of any item of Equipment by whosoever owned, used or operated during the Term of this Lease or the existence of latent and other defects (whether or not discoverable or discovered by

Lessor or Lessee). Lessor shall give Lessee prompt notice of any Claim or liability hereby indemnified against and Lessee shall be entitled to control the defense thereof; provided, however that (i) Lessor shall have the right to approve or reject defense counsel selected by Lessee and any settlement proposed by Lessee or its counsel and (ii) the defense of any Claim relating to the payment of any tax, fee, assessment or other charge upon Lessor or any Transferee shall be controlled by Lessor.

         19. PURCHASE AND SALE OPTIONS. (a) On the Purchase Option Date, Lessee shall have the option, upon at least sixty (60) days' prior irrevocable written notice to Lessor, to purchase on such date all (but not less than all) Equipment from Lessor for a purchase price equal to the Option Price. Upon such payment in full and payment of any other amounts then due hereunder (including the costs of expenses of Lessor, if any, in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty and on a "WHERE IS, AS IS" basis. all of Lessor's right, title and interest in and to the Equipment.

         (b) At the expiration of the Primary Term. Lessee may, and upon written notice Lessor may require Lessee to, purchase all of the Equipment from Lessor for a sales price equal to $1.00. Upon such payment in full and payment of any other amounts then due hereunder (including the costs and expenses of Lessor, if any, in connection with such sale or transfer). Lessor will transfer to Lessee, without recourse or warranty and on a "WHERE IS, AS IS" basis, all of Lessor's right, title and interest in and to the Equipment. If Lessee fails to pay such purchase price and such other amounts then due hereunder, Lessor may, without prejudice to its rights under Section 16 hereof, abandon such Equipment where such Equipment 5 located without liability of any kind to Lessee.

         20. MISCELLANEOUS. (a) Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered by hand or by facsimile transmission to such party at the address as set forth on the cover page hereof (or at such other address as such party shall specify to the other party in writing) or, if sent by registered or certified mail, on the third Business Day after the date on which mailed, addressed to such party at the address set forth above, postage prepaid.

                  (b) No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right to remedy or be construed to be a waiver of any such breach or default; nor shall any waiver of any single breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease or, of any provision or condition hereof, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Lease or by law or otherwise afforded to Lessor, shall be cumulative and not exclusive.

                  (c) Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights hereunder, including without limitation, reasonable attorney's fees and costs of repossession, storage, insuring, re-leasing and selling of all Equipment.

                  (d) The obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer or Supplier to deliver any item of Equipment, commercial frustration, Laws or interference of any cause whatsoever not within the sole control of Lessor.

                  (e) THIS AGREEMENT MAY NOT BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN. This Lease may be modified only by a written agreement duly signed by Persons authorized to sign agreements on behalf of Lessor and Lessee, and any variance from the terms and conditions of this Lease in any order or other notification from Lessee, written or oral, shall be of no effect. The capitalized term "Lease" as used herein includes any supplement, subsequent schedule or exhibit or future written amendment made in accordance herewith, and Lessee, by its execution hereof, explicitly acknowledges and agrees with the foregoing. LESSEE ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, LESSEE AGREES THAT THIS LEASE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE LEASE BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LEASE.

                  (f) This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its successors and permitted assigns.

                  (g) The table of contents and the headings of the sections hereof are for convenience of reference only, are not a part of this Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  (h) This Lease may be executed in any number of counterparts. However, to the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer of possession of any counterpart other than the counterpart identified by marking as the "Original".

                  (i) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY

AND PERFORMANCE. LESSOR AND LESSEE HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE MASSACHUSETTS STATE AND FEDERAL COURTS LOCATED IN MIDDLESEX COUNTY, MASSACHUSETTS, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION EVIDENCED BY THE LEASE DOCUMENTS. LESSOR AND LESSEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURTS, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURTS. LESSOR AND LESSEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING. LESSOR AND LESSEE HEREBY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE LEASE DOCUMENTS.

                  (j) Should any Section or any part of a Section within this Lease be rendered void, invalid or unenforceable by any court or Law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Lease.

         21. ADDITIONAL PROVISIONS. The schedules and exhibits attached hereto and any riders signed by the parties hereto and attached hereto are hereby incorporated by reference.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed, all as of the date first above written.

                                                LESSOR:

                                                APPLIED TELECOMMUNICATIONS
                                                    TECHNOLOGIES, INC.

                                                By:  /s/ Phillip Magiera
                                                     ---------------------

                                                Name:  Phillip Magiera
                                                       -------------------

                                                Title: President
                                                       -------------------



                                                LESSEE:

                                                FIVECOM, INC.

                                                By:  /s/ Victor Colantonio
                                                     ---------------------

                                                Name:  Victor Colantonio
                                                       -------------------

                                                Title: President
                                                       -------------------

                               SCHEDULE A TO LEASE
                               -------------------

                     DEFINITIONS AND RULES OF CONSTRUCTION.
                     --------------------------------------


         1. DEFINITIONS. The following terms, when capitalized as below, have the following meanings:

         "Amortization Expense": that portion of Basic Rent applied to the amortization over the Term of the invoice cost to the Lessor of the Equipment, as set forth on Schedule E to the Lease for each payment of Basic Rent.

         "Applicable Law": any Law that may apply to (i) the Lessee or its properties and operations, (ii) the operation, modification, maintenance, ownership, leasing or use of the Equipment, or (iii) any transaction contemplated under any Lease Document, including in each case any environmental Law, federal or state securities Law, commercial Law (pertaining to the rights and obligations of sellers, purchasers, debtors, secured parties, or to any other pertinent matter), zoning, sanitation, siting or building Law, energy, occupational safety and health practices Law or the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

         "Basic Rent": the rental installments due from Lessee pursuant to
Section 3(b) of the Lease for the Interim Term and the Primary Term in the amounts and on the dates as provided therein.

         "Basic Rent Per Day": one thirtieth (1/30th) of the Basic Per Month.

         "Basic Rent Payment Date": as set forth in the cover page to the Lease.

         "Basic Rent Per Month": as set forth on the cover page to the Lease.

         "Business Day": any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the Commonwealth of Massachusetts (or such other jurisdictions in the United States as Lessor specifies to Lessee by at least 30 days' prior written notice).

         "Capitalized Lessor's Cost": the amount specified in the Equipment Schedule under the heading "capitalized lessor's cost."

         "Claims": all claims, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or is responsible for in the nature of amounts (or the use or forbearance of money, Liens, and costs (including attorneys' fees and disbursements and other legal or non-legal expenses of the investigation or defense of any claim, whether or not such claim is ultimately defeated, or the enforcement of the rights, remedies or indemnities provided for hereunder, or otherwise available at law or in equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any Person.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "County Recording Office": as set forth in Schedule D to the Lease.

         "Default": except when inconsistent with the context of any provision hereof, an event that, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

         "Equipment": with respect to the Equipment Schedule, the property described therein, together with all appliances, parts, instruments accessories and furnishings that are from time to time incorporated in the Equipment, or having been so incorporated, are later removed therefrom, unless title thereto is expressly released by Lessor, and all replacements of, and additions, improvements and accessions to any and all of the foregoing, and all books, records, maintenance logs and general intangibles (including all patents, copyrights and trade secrets) relating thereto; and, when used in the context of Lessor's title to the Equipment (whether relating to the creation, grant, perfection, release, priority, enforcement or application of proceeds thereof), shall also include all other property in which Lessor is granted a security interest hereunder or under the Equipment Schedule.

         "Equipment Expense": that portion of Basic Rent equivalent to Basic Rent minus the Amortization Expense, as set forth on Schedule E to the Lease for each payment of Basic Rent.

         "Equipment Schedule": the Equipment Schedule that is attached as Schedule B to the Lease.

         "Event of Default": any event of default as specified in Section 16(a) of the Lease.

         "Excess Use Fee": the fee payable by Lessee for the continued use or possession of the Equipment by the Lessee, which is payable if the Lessee has not paid Rent when due and which shall equal 1-1/2% per month, or the highest rate permitted by law, whichever is lower, on all overdue Rent from the due date thereof until paid.

         "Financing Statement": a Uniform Commercial Code financing statement.

         "Fixture Filing Office": as set forth in Schedule D to the Lease.

         "GAAP": generally accepted accounting principles, applied consistently.

         "Governmental Authority": any federal, state, county, municipal, regional or other governmental authority, agency board, body, instrumentality or court, in each case either domestic or foreign.

         "Imposition": any title, recordation, documentary stamp or other fees, taxes, assessments, charges or withholdings of any nature (together with any penalties or fines thereon) arising at any time upon or relating to the Equipment or to the Lease, or the delivery, acquisition, ownership, use, operation, leasing or other disposition of such Equipment or upon the Rent payable thereunder, whether the same be assessed to Lessor (or any Transferee) or Lessee.

         "Indemnification and Installation Certificate": the certificate of Lessee in the form of Exhibit I to the Lease.

         "Interim Term": the period from the date of the Lessee's acceptance of the Equipment as evidenced by Lessee's Indemnification and Installation Certificate to but not including the Primary Term Commencement Date.

         "Law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, Permit or similar norm or decision of any Governmental Authority.

         "Lease": the Full. Payout Net Lease by and between Lessor and Lessee and relating to the Equipment, as amended from time to time, including any exhibits, schedules and riders thereto as provided in Section 21 thereof.

         "Lease Documents": collectively, the Lease, the Indemnification and Installation Certificate(s) and all instruments, documents, certificates and agreements delivered pursuant hereto.

         "Lien": any mortgage, pledge, lease, sublease, security interest, attachment, charge, encumbrance or right or claim of others whatsoever (including any conditional sale or other retention agreement).

         "Option Price": as set forth in Schedule D to the Lease.

         "Permit": any action, approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license, or other form of legally required permissions of or from a Governmental Authority.

         "Permitted Lien": (a) Lessor's and Lessee's respective rights, titles and interests in the Equipment (b) Liens for the benefit of -mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of Law and incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection and enforcement thereof (provided that the existence of such Lien while such negotiations or proceedings are pending does not involve any substantial risk (as determined by Lessor in its discretion) of the sale, forfeiture or loss of the Equipment or any therein, and for which adequate reserves have been provided in accordance with GAAP), and
(c) Liens arising out of any judgments or awards against Lessee that have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been granted pending an appeal or a proceeding for review and
(d) Liens expressly authorized by the terms of the Collateral Assignment between Lessor and Lessee of even date herewith.

         "Person": any individual, corporation, partnership, joint venture, or other legal entity or a Governmental Authority.

         "Primary Term": as set forth on the cover page to the Lease.

         "Primary Term Commencement Date": as set forth on the cover page to the Lease.

         "Primary Term Expiration Date": as set forth on the cover page to the Lease.

         "Purchase Option Date": as set forth in Schedule D to the Lease.

         "Rent": collectively, the Basic Rent and the Supplemental Rent.

         "State Filing Office": as set forth in Schedule D to the Lease.

         "Stipulated Loss Value": with respect to each item of Equipment listed in the Equipment Schedule, the product of the Capitalized Lessor's Cost of such item and the applicable percentage set forth on the Schedule of Stipulated Loss Value attached as Schedule C to the Lease.

         "Supplemental Rent": all amounts, liabilities and obligations (other than Basic Rent) that Lessee assumes or agrees to pay to Lessor or others hereunder, or under any other Lease Document, including, without limitation, Stipulated Loss Value, the purchase price for the Equipment pursuant to Section 19 of the Lease and payments constituting indemnities, reimbursements, expenses, Excess Use Fees and other charges payable pursuant to the terms of any Lease Document.

         "Supplier": the person from whom Lessor is purchasing or has purchased the Equipment.

         "Supply Contract": any written contract from the Supplier of the Equipment or any item thereof, pursuant to which Lessor has purchased such Equipment (or item thereof) for lease to Lessee under an Equipment Schedule.

         "Term": the period for which Equipment is leased under the Lease, including the Interim Term and the Primary Term.

         "Total Invoice Cost": with respect to each item of Equipment set forth in the Equipment Schedule, the amount specified as such thereon.

         "Total Loss": for any item of Equipment, the occurrence of any of the following: (i) the actual or constructive total loss of such item of the Equipment; or (ii) the loss, disappearance, theft or destruction of such item of the Equipment; or (iii) damage to such item of the Equipment to such extent as shall make repair thereof uneconomical, or shall render. any item of the Equipment permanently unfit for normal use, for any reason whatsoever; or (iv) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such item of the Equipment; or (v) as a result of any Law or other action taken by any Governmental Authority, the use of such item of Equipment in the normal course of Lessee's business shall have been prohibited
(1) indefinitely or (2) for a period (A) in excess of 60 days or (8) that extends beyond the then existing Term; all of the foregoing, to the extent established to the reasonable satisfaction of Lessor.

         "Transfer": any transfer or other agreement pursuant to which Lessor or Transferee has transferred or agreed to pay any Person the Rent, or a portion thereof, received from Lessee pursuant to the Lease, which obligation may be secured by Lessor's interest in the Lease and the Equipment.

         "Transferee": any Person to whom Lessor or any subsequent transferee thereof has assigned any or all of its rights, obligations, title and/or interest under the Lease.

         "Uniform Commercial Code" or "UCC": the Uniform Commercial Code as in effect in Massachusetts or in any other pertinent jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however named) of any such other applicable version of the Uniform Commercial Code.

         2. RULES OF CONSTRUCTION. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or Instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a Law or Permit shall also mean such Law or Permit as amended, superseded or replaced from time to time. Unless otherwise expressly provided to the contrary in the Lease, all actions that Lessee takes or is required to take under this Lease or any other Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses borne by Lessor shall constitute Claims and shall be covered by Sections 14 and 18 of the Lease.

         3. INTEGRATION. Lessor and Lessee agree that the definitions and rules of construction herein shall constitute an integral part of this Lease.

                                                                    Lease No.317


                                   SCHEDULE B



Vendor            Quantity          Description             Capitalized Lessor's
------            --------          -----------             --------------------
                                                                     Cost

NorthEast Utility
Collateral Assignment                                       $500,000.00



Including all accessions, additions, attachments, replacements, repairs, substitutions, and accessories thereto.

Lessee acknowledges that this Lease No. 317 is secured by the Collateral Assignment dated February 15, 1995 between FiveCom, Inc. and Applied Telecommunications Technologies, Inc.


                  Total Capitalized Lessor's Cost: $ 500,000.00


Lessee                                               Lessor:
FiveCom,Inc.                                         Applied Telecommunications
                                                     Technologies,Inc.

By: /s/ Victor Colantonio                            By: /s/ Phillip Magiera
    -------------------------                            ----------------------

Title: President                                     Title: President
       ----------------------                               -------------------

                               Schedule C To Lease
                               -------------------

                              Stipulated Loss Value
                              ---------------------

         The Stipulated Loss Value with respect to the Equipment or any item of the Equipment shall be an amount equal to the product of (i) the Capitalized Lessor's Cost of such Equipment or item of Equipment as set forth in Schedule B to the Lease multiplied by (ii) the applicable Stipulated Loss Value Percentage set forth below opposite the "Stipulated Loss Value Date" on which such "Stipulated Loss Value Payment" occurs.



      Stipulated Loss             Stipulated Loss         Stipulated Loss         Stipulated Loss
         Value Date               Value Percentage          Value Date            Value Percentage
         ----------               ----------------          ----------            ----------------
Before the 1st Basic Rent               105.00%
Payment Date
After the following Basic Rent
Payment Dates

             1                          102.35%                 25                     58.78%
             2                          100.75%                 26                     56.70%
             3                           99.13%                 27                     54.61%
             4                           97.50%                 28                     52.49%
             5                           95.84%                 29                     50.35%
             6                           94.17%                 30                     48.19%
             7                           92.49%                 31                     46.01%
             8                           90.78%                 32                     43.80%
             9                           89.05%                 33                     41.56%
             10                          87.31%                 34                     39.30%
             11                          85.55%                 35                     37.02%
             12                          83.77%                 36                     34.71%
             13                          81.97%                 37                     32.38%
             14                          80.15%                 38                     30.02%
             15                          78.31%                 39                     27.64%
             16                          76.45%                 40                     25.23%
             17                          74.57%                 41                     22.80%
             18                          72.67%                 42                     20.34%
             19                          70.75%                 43                     17.85%
             20                          68.80%                 44                     15.33%
             21                          66.84%                 45                     12.79%
             22                          64.86%                 46                     10.22%
             23                          62.85%                 47                      7.63%
             24                          60.82%                 48                      0.00%


                               SCHEDULE D TO LEASE

                            MISCELLANEOUS INFORMATION



1. Lessor's wire transfer information:    Marine Midland Bank, N.A.
                                          One Marine Midland Plaza
                                          Rochester, New York 14639
                                          ABA # 021001088
                                          Acct. #590-83810-5

2. Name and Address of State Filing Office: Secretary of State of MA, Boston, MA

3  Name and Address of Town Recording Office:  Waltham MA, Wellesley, MA

4. Purchase Option date:  April 30, 1999

                                   Schedule E


ATTI Lease Amortization and OID Calculation
FIVECOM, INC. LEASE 317

Amortization Schedule Showing OID Daily Portions for 19-Day Initial Accrual Period and First Monthly Accrual Periods

Assumptions:
------------

Gross equipment cost                           $500,000.00
Number of warrants received                          7,310
Price per warrant                                    $1.82
Total cost of warrants                          $13,304.20
Net amount loaned                              $486,695.80
Lease term                                              48 months
                                                        19 days
Repayment term                                          47 months
                                                        20 days
Balloon payment (5%)                            $25,000.00
Stated annual lease rate                          13.0000%
Advance (1) or Arrears (0)                         Advance
Interim payment per diem                            1/30 x basic monthly
                                                    payment (due with first
                                                                   payment)
Basic monthly payment                           $13,269.99



          Day                      Pmt                   Payment                Equipment              Amortization
                                   No.                   Amount                  Expense                 Expense
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
        11-Apr                                            0.00                   223.48                  (223.48)
        12-Apr                                            0.00                   223.48                  (223.48)
        13-Apr                                            0.00                   223.48                  (223.48)
        14-Apr                                            0.00                   223.48                  (223.48)
        15-Apr                                            0.00                   223.48                  (223.48)
        16-Apr                                            0.00                   223.48                  (223.48)
        17-Apr                                            0.00                   223.48                  (223.48)
        18-Apr                                            0.00                   223.48                  (223.48)
        19-Apr                                            0.00                   223.48                  (223.48)
        20-Apr                                            0.00                   223.48                  (223.48)
        21-Apr                                            0.00                   223.48                  (223.48)
        22-Apr                                            0.00                   223.48                  (223.48)
        5/1/95                      1                   21,674.32                223.48                 21,450.83





          Day                      Pmt                   Payment                Equipment              Amortization
                                   No.                   Amount                  Expense                 Expense
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
        6/1/95                      2                   13,269.99               6,485.40                 6,784.59
        7/1/95                      3                   13,269.99               6,391.72                 6,878.27
        8/1/95                      4                   13,269.99               6,296.75                 6,973.24
        9/1/95                      5                   13,269.99               6,200.47                 7,069.52
        10/1/95                     6                   13,269.99               6,102.86                 7,167.13
        11/1/95                     7                   13,269.99               6,003.90                 7,266.09
        12/1/95                     8                   13,269.99               5,903.58                 7,366.41
        1/1/95                      9                   13,269.99               5,801.87                 7,468.12
        2/1/95                     10                   13,269.99               5,698.76                 7,571.23
        3/1/96                     11                   13,269.99               5,594.22                 7,675.77
        4/1/96                     12                   13,269.99               5,488.24                 7,781.75
        5/1/96                     13                   13,269.99               5,380.80                 7,889.19
        6/1/96                     14                   13,269.99               5,271.87                 7,998.12
        7/1/96                     15                   13,269.99               5,161.44                 8,108.55
        8/1/96                     16                   13,269.99               5,049.49                 8,220.50
        9/1/96                     17                   13,269.99               4,935.98                 8,334.00
        10/1/96                    18                   13,269.99               4,820.92                 8,449.07
        11/1/96                    19                   13,269.99               4,704.26                 8,565.73
        12/1/96                    20                   13,269.99               4,585.99                 8,684.00
        1/1/96                     21                   13,269.99               4,466.09                 8,803.90
        2/1/96                     22                   13,269.99               4,344.53                 8,925.46
        3/1/97                     23                   13,269.99               4,221.30                 9,048.69
        4/1/97                     24                   13,269.99               4,096.36                 9,173.63
        5/1/97                     25                   13,269.99               3,969.70                 9,300.29
        6/1/97                     26                   13,269.99               3,841.29                 9,428.70
        7/1/97                     27                   13,269.99               3,711.11                 9,558.88
        8/1/97                     28                   13,269.99               3,579.13                 9,690.86
        9/1/97                     29                   13,269.99               3,445.33                 9,824.66
        10/1/97                    30                   13,269.99               3,309.68                 9,960.31
        11/1/97                    31                   13,269.99               3,172.15                10,097.84
        12/1/97                    32                   13,269.99               3,032.73                10,237.26
        1/1/98                     33                   13,269.99               2,891.38                10,378.61
        2/1/98                     34                   13,269.99               2,748.09                10,521.90
        3/1/98                     35                   13,269.99               2,602.81                10,667.18
        4/1/98                     36                   13,269.99               2,455.53                10,814.46
        5/1/98                     37                   13,269.99               2,306.21                10,963.78
        6/1/98                     38                   13,269.99               2,154.83                11,115.16
        7/1/98                     39                   13,269.99               2,001.36                11,268.63






          Day                      Pmt                   Payment                Equipment              Amortization
                                   No.                   Amount                  Expense                 Expense
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
        8/1/98                     40                   13,269.99               1,845.78                11,424.21
        9/1/98                     41                   13,269.99               1,688.04                11,581.95
        10/1/98                    42                   13,269.99               1,528.13                11,741.86
        11/1/98                    43                   13,269.99               1,366.01                11,903.98
        12/1/98                    44                   13,269.99               1,201.65                12,068.34
        1/1/99                     45                   13,269.99               1,035.02                12,234.97
        2/1/99                     46                   13,269.99                866.09                 12,403.90
        3/1/99                     47                   13,269.99                694.83                 12,575.16
        4/1/99                     48                   38,269.99                521.20                 37,748.79

        TOTALS:                                        670,363.83              183,668.03               486,695.80

                               EXHIBIT I TO LEASE

                  INDEMNIFICATION AND INSTALLATION CERTIFICATE

                       _________________________ ___, 19__


TO:      Applied Telecommunications Technologies, Inc.
         20 William Street
         Wellesley, MA 02181

Gentlemen:

         This Indemnification and Installation Certificate is issued pursuant to that certain Full Payout Net Lease, dated ________ , 19 ___, Lease No._________ , (the "Lease") between Applied Telecommunications Technologies, Inc., as Lessor, and the undersigned, as lessee (the "Lessee"), and evidences delivery to and acceptance by Lessee of the equipment described on Schedule B attached hereto (the "Equipment") pursuant to the Lease calling for Basic Rent Per Day in the amount of $___________ and Basic Rent Per Month in the amount of $_________, commencing in accordance with the payment dates as described in the Lease.

         Capitalized terms used but not defined herein shall have the respective meanings assigned therefor in Schedule A to the Lease.

         We confirm to you as follows:

         1. The Commencement Date of the Interim Term of the Lease is the date of this Certificate. All of the Equipment has been delivered to and has been received by the undersigned; all installation or other work necessary prior to the use thereof has been completed; the Equipment has been examined and/or tested and is in good operating order and condition and is in all respects satisfactory to the undersigned as represented; the Equipment is new and unused (unless otherwise noted below) and has not been placed in service prior to the date of this Certificate; the Equipment has been accepted by the undersigned and complies with all terms of the Lease Documents; and the Equipment has been marked and labeled to show the interests of Lessor or its assigns.

         2. In the future, in the event that the Equipment fails to perform as expected or represented or in the event that the undersigned shall have a claim or defense against the Lessor of said Equipment, whether by breach of the Lease or otherwise, we will continue to honor the Lease by continuing to make our rental payments in the normal course of business and we indemnify any Transferees, their successors and assigns and hold it harmless from such nonperformance of the Equipment.

         3. Lessee further confirms that the representations and warranties of Lessee contained in the Lease are true and accurate as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) and that no event has occurred and is continuing which constitutes a Default or an Event of Default under the Lease.

                                          (Signature of individual or name of
                                          corporation or partnership)

                                          By:
                                              -------------------------------

                                          Name:
                                                -----------------------------

                                          Title:
                                                -----------------------------